EXHIBIT 10.11 EMPLOYMENT AGREEMENT WITH ROGER HUTCHISON


                        Amendment to Employment Agreement

The undersigned parties to an existing employment and/or engagement agreement agree to the following changes to the said agreement.

Parties:

Roger Hutchison CD Rom, Inc.
PocketSpec Technologies Inc.

     That Roger Hutchison's employment/engagement agreement shall be continued for 6 months at $2,000 per month, effective March 1, 2002. He will be reimbursed for necessary travel. In addition, and in consideration of leads generated in the commercial - retail paint industry, Mr. Hutchison shall be paid a salary bonus of $10,000 if 100 of the color products of the Corporation is sold by April 1, 2003 on a sliding scale basis of up to $30,000 bonus if 1,000 devices are sold by April 1, 2003. This will be valid, even if Mr. Hutchison does not continue employment beyond September 1, 2002. That CD Rom, Inc.'s agreement may be terminated at any time, for any reason by PocketSpec Technologies, Inc. Dated this 30th day of March, 2002


/s/ Roger Hutchison
--------------------------------------------------
Roger Hutchison, individually and for CD Rom, Inc.







/s/ F. Jeffrey Krupka
----------------------------
F. Jeffrey Krupka
PocketSpec Technologies Inc.



PocketSpec Technologies Inc.
By: /s/  F. Jeffrey Krupka
    -----------------------
    F. Jeffrey Krupka

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                          NON-DISCLOSURE OF PROPRIETARY
                          -----------------------------

                            INFORMATION AND INVENTION
                            -------------------------

                              ASSIGNMENT AGREEMENT
                              --------------------


In consideration of my engagement, employment or continued employment or engagement (hereafter "Employment") by Color-Spec Technologies, Inc., (the "Company"), whether in the capacity of an employee or independent contractor/consultant, and the compensation paid to me, and other good and valuable consideration the receipt of which is hereby acknowledged, I hereby agree as follows:

1.   Nondisclosure.

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my Employment and thereafter, I will hold In strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such In writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of Illustration but not limitation, "Proprietary Information" Includes (a) trade secrets, inventions, mask works, Ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"), (b) information regarding plans for research, development, new products, marketing, and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known In the trade or Industry, which is not gained as a result of a breach of this Agreement, and my own skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Non-Solicitation. I shall not during the term of my Employment, and for a period of one year thereafter, directly or indirectly, use any Proprietary Information to:

          1.3.1solicit, induce, entice, or attempt to entice, any employee of the Company to terminate his or her employment with the Company;

          1.3.2solicit, induce, entice, or attempt to entice, any customer of the Company to terminate its business relationship with the Company, including those that have been the Company's customers within the one year preceding my termination;

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          1.3.3directly  or  indirectly  solicit  or  provide  services  to  any customer of the Company including those who have been the Company's customers within the one year preceding my termination.

     1.4 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary Information ("Third Party Information's subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my Employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such Information In connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing

     1.5 No Improper Use of Information of Prior Employers and Others. During My Employment by the Company. I will not improperly use or disclose any confidential Information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use In the performance of my duties only Information which Is generally known and used by persons with training and experience comparable to my own, which is common knowledge In the industry or otherwise legally In the public domain, or which is otherwise provided or developed by the Company.

2.   Assignment of Inventions.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, If any, patented or unpatented, which I made prior to the commencement of my Employment with the Company are excluded from the scope of this Agreement, with the exception of any inventions, patented or unpatented, which are the subject of an assignment agreement with the Company. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions, attached hereto and made a part of this Agreement), in sufficient detail to enable the Company to determine the scope, purpose and application of such invention, a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my Employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement unless such matters are the subject of an assignment (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such Invention, a listing of the party (ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure s attached, I represent that there are no Prior Inventions. If, in the course of my Employment with the Company, I Incorporate a Prior Invention Into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, Irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sub licensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not Incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent

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     2.3  Assignment of  Inventions.  Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my Employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant
          to  this   Section  2,  are   hereinafter   referred  to  as  "Company
          Inventions."

     2.4 Nonassignable Inventions. I recognize that, In the event of a specifically applicable state law, regulation, rule, or public policy ("Specific Inventions Law"), this Agreement will not be deemed to require assignment of any Invention which qualities fully for protection under a Specific Inventions Law by virtue of the fact that any such Invention was, for example, developed entirely on my own time without using the Company's equipment, supplies, facilities, or trade secrets and neither related to the Company's actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

     2.5  Obligation  to  Beep  Company  Informed.   During  the  period  of  my
          Employment and for twelve (12) months after termination of my Employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of Employment At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the rovisions of a Specific Inventions Law; and I will at that time provide to the Company In writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my Employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 D.S.C.
          Section 101).

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     2.8  Enforcement of Proprietary  Rights. I will assist the Company In every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (Including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions In any and all countries shall continue beyond the termination of my Employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

     2.9 In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed In connection with the actions specified In the preceding paragraph, I hereby Irrevocably designate and appoint the Company and Its duly authorized officers and agents as my agent and attorney In fact, which appointment Is coupled with an interest, to act for and In my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for Infringement of any Proprietary Rights assigned hereunder to the Company.

3. Compensation. As compensation for said Employment, the Company shall be as set forth In Schedule A, or as agreed upon by Company and myself, from time to time in further writings.

4. Records. I agree to keep and maintain adequate and current records (In the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information. developed by me and all Inventions made by me during the period of my Employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

5. Additional Activities. I agree that during the period of my Employment by the Company I will not, without the Company's express written consent, engage In any employment or business activity which Is competitive with, or would otherwise conflict with, my Employment by the Company.

6. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my Employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

7. Return of Company Documents. When I leave the Employment of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

8. Deductions for Unreturned Property. I agree to return all of the Company's equipment and property, Including, but not limited to, laptop or other computers and cellular telephones, upon termination of Employment. I authorize the Company to deduct the replacement cost of any such unreturned equipment or property, Including reasonable attorneys' fees Incurred In securing the return of said property, from any monies owed by the Company to me a the time of termination. I acknowledge that such a deduction constitutes "a lawful charge or indebtedness" pursuant to Colorado law, C.B.S.8-4101, et seq.

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9.   Legal and Equitable Remedies.

     9.1 I agree that the provisions of Section 1 of this Agreement are reasonable and necessary protection for the Immediate and substantial Interests of the Company, and that any violation of these provisions would cause substantial and irreparable Injury to the Company. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of Its provisions by Injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     9.2 In the event of a breach by me of any of the provisions in Section 1, I shall pay to the Company liquidated damages in the amount of $5,000.00 for each such breach, in addition to any relief Identified in Section 8 herein. The parties agree that, because of the difficulty in ascertaining actual damages from such breach, this amount is a reasonable estimate of the presumed actual damages caused by a breach of any of the provisions In Section 1, and that the parties intend to liquidated damages for any such breach.

10. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify In writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

11. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

12.  General Provisions.

     12.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of Colorado. I hereby expressly consent to the personal jurisdiction of and venue in the state and federal courts located in the City and County of Denver, Colorado, for any lawsuit filed there against me by the Company arising from or related to this Agreement.

     12.2 Dispute Resolution. Unless otherwise prohibited by law or specified below, the parties hereto agree that, In the event of a dispute arising under the terms and conditions of this Agreement, the laws of the State of Colorado shall apply In determining any matters pertaining to the dispute, and that any disputes arising hereunder shall be resolved pursuant to arbitration In Denver, Colorado, before an arbitrator to be decided in the sole discretion of the Company. However, nothing in this section is intended to prevent either party from obtaining injunctive relief in any court of competent jurisdiction to prevent irreparable harm pending the conclusion of any such arbitration.

     12.3 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be Invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as If such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained In this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, It shall be construed by limiting and reducing It, so as to be enforceable to the extent compatible with the applicable law.

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     12.4 Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, Its successors, and Its assigns.

     12.5 Survival.   The  provisions  of  this  Agreement   shall  survive  the
          termination of my Employment and the assignment of this Agreement by the Company to any successor In Interest or other assignee.

     12.6 Employment. I agree and understand that nothing In this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere In any way with my right or the Company's right to terminate my employment at any time, with or without cause.

     12.7 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     12.8 Entire Agreement The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant or independent contractor if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement nor any waiver of any rights under this Agreement will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement

     12.9 Attorneys' Fees. If the Company brings a suit or any other type of legal action or process, including arbitration, to enforce its rights under this Agreement it shall be entitled to collect from me reasonable attorneys' fees and expenses, including the fees and expenses incurred for any appeals.

     This AGREEMENT shall be effective as of the first day of my Employment or continued Employment with the Company, which date is June 2, 2001.

     I have read this agreement carefully and understand its terms. I have completely filled out Exhibit A to this agreement.

Dated: September 11, 2001
Roger Hutchison


/s/ Roger Hutchison
--------------------------------------------
Accepted and Agreed To:
COLOR-SPEC TECHNOLOGIES, INC. By:


/s/ F.Jeffrey Krupka
--------------------------------------------
F.Jeffrey Krupka, CEO and President
3225 East 2nd Avenue Denver, Colorado 80206
Dated: September 11, 2001

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